Exhibit 23.2

                          LAURENCE SOOKOCHOFF, P. ENG.

                        CONSENT OF GEOLOGICAL CONSULTANT

I hereby consent to the inclusion and reference of the following reports in the Registration Statement on Form SB-2 to be filed by Centaurus Resources Corp. with the United States Securities and Exchange Commission:

     Report entitled "Geological Evaluation Report on the Whale 1 & 2 Lode Claims" dated August 20, 2007.

In addition, I consent to the reference to me under the heading "Experts" in the Registration Statement on Form SB-2.

Dated the 27th day of September, 2007.


/s/ Laurence Sookochoff
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LAURENCE SOOKOCHOFF, P. Eng.